                                                                   EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

            9 1/4% Series A Senior Subordinated Notes due 2007

                                      of

                             Hollywood Park, Inc.

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 9 1/4% Series A Senior Subordinated Notes due 2007 (the "Old Notes") are not immediately available,
(ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent"), on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                             The Bank of New York

            By Mail:                    By Overnight Delivery or Hand:


      The Bank of New York                   The Bank of New York
  101 Barclay Street, Floor 7E                101 Barclay Street
    New York, New York 10286            Corporate Trust Services Window
     Attention: Martha James                     Ground Level
         Reorganization Section            New York, New York 10286
                                            Attention: Martha James
                                                    Reorganization Section

                  To Confirm by Telephone or for Information:

                                (212) 815-6335

                            Facsimile Transmissions

                                (212) 815-6339

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 Ladies and Gentlemen:

   The undersigned hereby tenders to Hollywood Park, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated March 29, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes."

 Aggregate Principal                    Name(s) of Registered Holder(s): ____
 Amount Tendered: __________________


                                        -------------------------------------
 Certificate No(s).

 (if available): ___________________    Address(es): ________________________


 -----------------------------------    -------------------------------------


 -----------------------------------    -------------------------------------


 If Old Notes will be tendered by       Area Code and Telephone Number(s): __
 book-entry

  transfer, provide the following       Signature(s): _______________________
  information:


                                        -------------------------------------
 DTC Account Number: _______________


                                        -------------------------------------
 Date: _____________________________

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a member firm of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at the book-entry transfer facility, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof), and any other required documents within three business days after the Expiration Date.

 Name of Firm: _____________________________________________________________

 ___________________________________________________________________________
                             (Authorized Signature)

 Address: __________________________________________________________________
                                                                   (Zip Code)
 Area Code and Telephone Number: ___________________________________________

 Title: ____________________________________________________________________

 Name: _____________________________________________________________________
                             (Please Type or Print)

 Date: ___________________

 NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.
       ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.